                                                                   Exhibit 10.4











                    ----------------------------------------


                                 U.S.$25,000,000


                          PARTICIPATING LOAN AGREEMENT



                                     Between


                            WESTERN REALTY REPIN LLC


                                       and


                                 BROOKEMIL LTD.



                            Dated as of June 18, 1998


                    ----------------------------------------

                          PARTICIPATING LOAN AGREEMENT


         THIS PARTICIPATING LOAN AGREEMENT is entered into as of June 18, 1998, by and between Western Realty Repin LLC, a Delaware limited liability company with offices at 103 Springer Building, 3411 Silverside Road, Wilmington, Delaware 19103 (the "Lender"), and BrookeMil Ltd., a Cayman Islands company with offices at P.O. Box 219, Fifth Floor, Butterfield House, George Town, Grand Cayman, B.W.I. (the "Borrower").

                              W I T N E S S E T H :

         WHEREAS, the Lender, Apollo Real Estate Investment Fund III, L.P., a Delaware limited partnership ("Apollo"), and New Valley Corporation, a Delaware corporation ("New Valley"), have entered into that certain Western Realty Repin LLC Limited Liability Company Agreement, dated as of June 18, 1998 (the "Joint Venture Agreement"), and Apollo and New Valley are members of the Lender;

         WHEREAS, the Borrower, through its ownership of approximately 92.8-97.8% of the shares in VNIIkholodmash-Holding, a Russian open joint stock company ("Kremlin Entity-I"), and its ownership of 52% of the shares in Kamennyi Most, a Russian open joint stock company ("Kremlin Entity-II"), will hold the rights to, develop, improve, maintain, repair, operate, lease and manage properties located at Repin Square (Bolotnaya) 14, Moscow, Russia 109072 ("Kremlin Site-I"), and Sofiiskaya Naberezhnaya 4 (building 1), 6 (building 1), 8 (building 1) and 10 (buildings 4, 5 and 6), Moscow, Russia 109072 ("Kremlin Site-II") (Kremlin Entity-I and Kremlin Entity-II are collectively referred to hereafter as the "Kremlin Entities" and Kremlin Site-I and Kremlin Site-II are collectively referred to hereafter as the "Kremlin Sites");

         WHEREAS, New Valley owns 99.1% of the issued and outstanding shares of the Borrower;

         WHEREAS, the Joint Venture Agreement contemplates the execution of this Agreement; and

         WHEREAS, the Borrower wishes to borrow from the Lender and the Lender wishes to lend to the Borrower $25,000,000 as part of the facility extended hereunder;

         NOW, THEREFORE, in consideration of the mutual promises herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Defined Terms.

         Capitalized terms not otherwise defined herein shall have the meanings set forth on Schedule A.

         2. Loan.

                  2.1 Agreement to Lend. Subject to the satisfaction of the conditions set forth in Section 4.2, the Lender agrees to extend a loan (the "Loan") to the Borrower in the aggregate principal amount of Twenty Five Million Dollars (U.S. $25,000,000), consisting of the First Advance (as hereinafter defined) and the Subsequent Advances (as hereinafter defined). The Loan shall bear no fixed interest. The Loan shall bear contingent participating interest equal to 100% of all distributions from, and only from, the Kremlin Division as and when made by the Borrower to its shareholders, commencing when the principal amount of the Loan has been repaid. The principal of the Loan, and, after the payment of the principal, the contingent participating interest, shall be payable in installments at such times as distributions from the Kremlin Division of the Borrower, if any, are made by the Borrower to its shareholders. However, no payments under the Loan shall be due until actual distributions have been made by one or more of the Kremlin Entities to the Borrower. The Loan shall become due and payable upon the dissolution of the Borrower (the "Maturity Date").


                  2.2 Subordination of Loan. Any rights of the Lender and payments from the Borrower to the Lender hereunder shall be subordinate to the rights of any and all other creditors of the Borrower.

                  2.3 First Advance. At the Initial Closing, $9,000,000 (the "First Advance") shall be disbursed by wire transfer in immediately available funds to such bank account of the Borrower as shall be specified in a written notice from the Borrower to the Lender sent by telecopy at least one Business Day prior to the Initial Closing Date.

                  2.4 Subsequent Advances. Subsequent advances (the "Subsequent Advances"), in the aggregate not to exceed the principal amount of the Loan, shall be made by the Lender upon a one Business Day written notice from the Borrower, provided that the Lender shall be under no obligation to make an advance to the Borrower if upon making such advance the aggregate amount of the principal of the Loan outstanding will exceed the funds in cash that the Lender has received as contributions from its members and has not paid as reimbursement to New Valley under the Joint Venture Agreement.

                  2.5 Payments. Payment of all sums under this Agreement by the Borrower to the Lender shall be made when due to the account of the Lender as may be specified from time to time in a notice from the Lender to the Borrower in accordance with Section 7.

                  2.6 Proceeds. The proceeds from the Loan hereunder shall be used to relocate the existing scientific organization from Kremlin Site-I, purchase land lease rights, pay consulting fees and related expenses, and for construction and development and other purposes related to the Kremlin Entities and Kremlin Sites.

         3. Pledge Agreement.

         Obligations of the Borrower under this Agreement shall be secured by a pledge of the shares of the Borrower pursuant to the pledge agreement between New Valley and the Lender, acknowledged by the Borrower, substantially in the form attached hereto as Exhibit A (the "Pledge Agreement"), granting the Lender a security interest in all the shares of the Borrower owned by New Valley.

         4. Initial Closing.

                  4.1 Date, Time and Place of Initial Closing. The closing of the transactions contemplated in Section 2.3 hereof (the "Initial Closing," the date of the Initial Closing being referred to herein as the "Initial Closing Date") shall take place on June 18, 1998 at 10:00 a.m. at the offices of Coudert Brothers, 1114 Avenue of the Americas, New York, NY 10036, or on such other date and time and at such other place as shall be mutually agreed by the parties hereto.

                  4.2 Conditions to Obligations of Lender. The obligations of the Lender hereunder are subject to the fulfillment, prior to or at the Initial Closing, of each of the following conditions:

                           (a) All authorizations, consents, orders and
approvals of regulatory authorities and third parties, if any, necessary for the performance by the Borrower of its obligations under this Agreement shall have been obtained.

                           (b) The representations and warranties of the
Borrower contained in this Agreement
shall be true and correct in all material respects at the date hereof and at and as of the Initial Closing, with the same force and effect as if made at and as of the Initial Closing Date (except that representations and warranties that by their terms speak as of the Initial Closing Date shall be true and correct as of such date) and the Borrower shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Initial Closing.

                           (c) No action shall have been commenced in a court of
competent jurisdiction or by
or before any governmental authority against the Borrower, the Lender or the Affiliated Entities seeking to prohibit the transactions contemplated by this Agreement.

                           (d) There shall not have been any material adverse
change in the financial condition of the Borrower or the Affiliated Entities since the date hereof.

                           (e) Conditions to the obligations of Apollo at the
Initial Closing under the Joint Venture Agreement shall have been satisfied.

                           (f) The Pledge Agreement shall have been entered into
by the parties thereto.

                  4.3 Transactions at Initial Closing. Upon satisfaction of all the conditions to the Initial Closing set forth in Section 4.2, the transactions described in Section 2.3 hereof shall take place.


         5. Covenants.

                  5.1 Approval by Lender. Without the consent of the Lender, the Borrower shall not, and in its capacity as a direct or indirect shareholder, member or participant of any Affiliated Entity, shall not vote or otherwise approve a decision to:

                           (a) amend the constituent documents of the Borrower
and to adopt or amend the constituent documents of any Affiliated Entity; to grant a consent required thereunder or waive any provisions thereof on behalf of the Company or any Affiliated Entity.

                           (b) unless specified in the approved Budget (as
hereinafter defined) and except as otherwise provided herein, sell, transfer, assign, grant a right to use, grant a right of first refusal, grant an option or a similar right, or otherwise dispose of (i) any of the Kremlin Sites, or any rights thereto or interests therein (including but not limited to ownership rights, leasehold interests (whether as landlord or tenant), rights to use or easements) or (ii) any asset (or group of assets in a transaction or series of transactions) the cost or fair market value (whichever is greater) of which exceeds $100,000 individually or $200,000 in the aggregate in any given year;

                           (c) unless specified in the approved Budget, borrow,
issue guarantees or assume other contingent obligations to pay money in an amount which exceeds in the aggregate $100,000 outstanding at any given time;

                           (d) unless specified in the approved Budget, grant a
security interest or otherwise encumber (i) any of the Kremlin Sites or any rights thereto or interests therein (including but not limited to ownership rights, leasehold interests (whether as landlord or tenant), rights to use or easements), or (ii) any asset (or group of assets in a transaction or series of transactions) the cost, fair market value or value assigned in such transaction(s) (whichever is greater) of which exceeds $100,000 at any one time or $200,000 in the aggregate in any given year;

                           (e) take any actions regarding registration of the
shares of the Borrower or interests in any Affiliated Entity necessary for a public offering;

                           (f) merge, reorganize or consolidate the Borrower or
any Affiliated Entity with any other corporation or entity unless the surviving entity shall be the Borrower or such other Affiliated Entity, respectively, or the Borrower or other Affiliated Entity is merged, reorganized or consolidated with an Affiliate thereof, except that domestication of the Borrower in the State of Delaware shall not be subject to this Section 5.1(f);

                           (g) dissolve voluntarily the Borrower or any
Affiliated Entity or revoke voluntary dissolution proceedings or terminate, liquidate or wind up the Borrower or any Affiliated Entity;

                           (h) change materially the principal businesses
conducted by the Borrower or any Affiliated Entity;

                           (i) approve the annual budget and business plan,
including capital expenditures, of the Kremlin Division of the Borrower (collectively, the ?Budget?), which Budget shall incorporate the annual budgets and business plans of the Kremlin Division of the Borrower as well as any contributions or resources to be made available by the Borrower to any other Affiliated Entity;

                           (j) unless specified in the approved Budget, make or
incur, or enter into a contractual commitment to make or incur expenditures or financial obligations which exceed $100,000 individually or $250,000 in the aggregate in any 12 month period;

                           (k) unless specified in the approved Budget, purchase
ownership interests, leasehold interests, rights to use, easements or other rights to or interests in the Kremlin

Sites or elsewhere for a purchase price exceeding $100,000 in each particular transaction or exceeding $200,000 in the aggregate in any 12 month period, including approval of agreements with respect to acquiring such rights, or waive any rights of first refusal, preemptive or similar rights relating to the purchase of any such rights to or interest in the Kremlin Sites or elsewhere;

                           (l) enter into, modify, renew, terminate or grant any
material waiver relating to any significant leases and other material contracts other than contracts in the ordinary course of business;

                           (m) unless specified in the approved Budget, enter
into any transaction with a party that is related to New Valley or its Affiliates, excluding transactions in the ordinary course of business of the Borrower or an Affiliated Entity on an arm's-length basis involving amounts which shall not exceed $100,000 per transaction or series of transactions in any 12 month period;

                           (n) commence or settle any litigation, arbitration or
other dispute, the result of which could have a material adverse effect on the business, financial condition or prospects of the Borrower or any Affiliated Entity;

                           (o) resolve tax or other governmental proceedings or
disputes relating to the Borrower or any Affiliated Entity;

                           (p) establish, acquire, dispose of or transfer any
subsidiary or any interest in any subsidiary or other entity (whether or not incorporated) or make any investment in any business venture or enterprise (whether or not incorporated), other than as contemplated in the approved Budget;

                           (q) change the outside accountants of the Borrower or
any Affiliated Entity (the Lender agrees that the initial outside accountants of the Borrower shall be Coopers & Lybrand LLP);

                           (r) issue, sell, transfer, assign or otherwise
dispose of any shares, capital stock, securities or interests of or owned by the Borrower or any Affiliated Entity, or change the ownership structure of the Borrower or any Affiliated Entity;

                           (s) make a decision not to distribute all available
cash from the Kremlin Operations (to the extent such distributions are permitted by applicable law or this Agreement) from (i) the Borrower to its shareholders, with a corresponding payment under the Loan as set forth in Section 2.1, or (ii) an Affiliated Entity to its shareholders, members or participants, as applicable;

                           (t) except as contemplated in the approved Budget or
as set forth herein, use any Property as collateral for the purpose of any development other than its own development, or use the proceeds from refinancing or sale with respect to any Property other than for budgeted capital expenditures involving the same Property that generated such proceeds, provided that for the purposes of this Section 5.1(t) the Kremlin Sites together shall be considered one Property;

                           (u) retain any officer of the Borrower or any
Affiliated Entity notwithstanding fraud, bad faith, gross negligence, criminal conviction or plea, and a final, non-appealable finding of or consent to injunction with respect to violations of antifraud or antimanipulative provisions of securities, commodities or banking laws by a court of competent jurisdiction;

                           (v) unless specified in the approved Budget, use the
proceeds of the Loan other than as set forth in Section 2.6;

                           (w) replace the Chairman of the Board of Directors,
the President or the Chief Financial Officer;

                           (x) appoint any senior executive officer of an
Affiliated Entity; and

                           (y) unless specified in the approved Budget, pay any
salaries to employees of New Valley, other than to the employees involved in day-to-day business operations in Russia (the latter category including, among others, Michael Capaccio, Ronald J. Bernstein and Stewart Hainsworth).

                           The approval of the Lender with respect to any
matters set forth in this Section 5.1 shall not be unreasonably withheld or delayed.

                           All figures set forth in this Section 5.1 shall be
determined on a consolidated basis in accordance with U.S. generally accepted accounting principles, consistently applied. To the extent that any amounts or payments are incurred in any currency other than U.S. dollars, such amounts or payments shall, for purposes of such calculation, be converted into U.S. dollars on the date of the conclusion of the transaction at the official exchange rate of such country (which, for purposes of the ruble, shall be considered to be the MICEX rate at the opening of business in Moscow on such date).


                  5.2 Books and Records; Audited Financial Statements. The Borrower shall maintain separate financial books and records of profits and losses and financial operations of the Kremlin Division. The year-end balance sheet, statement of operations and statement of change in financial position of the Kremlin Division shall be audited each year by the independent certified public accountants of the Borrower, whose written report shall be provided to the Lender no later than 60 days after the end of each fiscal year.

                  5.3 Other Reports. In addition to the annual audited financial statements of the Kremlin Division, each fiscal quarter the President of the Borrower shall prepare and distribute to the Lender a report including unaudited quarterly financial statements of the Kremlin Division.

                  5.4 Access. (a) The Borrower shall provide to the Lender, at the cost of the Lender, together with its lawful agents, attorneys and representatives access to the books and records and facilities and senior management of the Borrower and each Affiliated Entity during all normal business hours. The Lender and Apollo shall have access in Miami, Florida to the books and records of the Kremlin Division of the Borrower and in Moscow, Russia and Miami, Florida to the books and records of each Affiliated Entity.

                           (b) The Borrower shall permit the Lender and Apollo
to be kept informed, consult with and advise management of each Affiliated Entity with regard to any material developments in or affecting each Affiliated Entity's business; to discuss business operations, properties and the financial or other condition of each Affiliated Entity with its officers, employees and any relevant management committee; to consult with and advise management on significant business issues; and to meet regularly with management for such consultation and advice.

                           (c) The Borrower shall permit the Lender, upon the
Lender's written request and subject to the provisions of applicable law, to appoint one member of the board of directors of the Borrower.

                  5.5 Business Plan and Budget. The Borrower shall provide to the Lender a proposed annual Budget, which shall include information with respect to the operation of the business to be conducted by each Affiliated Entity for each fiscal year, at least 30 days before the beginning of such fiscal year. Such Budget shall include estimates of anticipated capital calls. The initial Budget, for the year 1998, is annexed hereto as Schedule 5.5. The Lender shall approve the Budget as provided in Section 5.1 hereof. The day-to-day operations of the Borrower and each Affiliated Entity shall be conducted by the officers of the Borrower within 10% variances from the Budget approved by the Lender.

                  5.6 Event of Default. A material breach by the Borrower with respect to the provisions hereof, which material breach remains uncured thirty
(30) days after receipt by the Borrower of written notice from the Lender setting forth in detail the alleged default, shall constitute an Event of Default hereunder.

         6. Representations and Warranties.

                  6.1 Borrower. The Borrower represents and warrants as follows:

                           (a) The Borrower is a company duly formed and in good
standing under the laws of Cayman Islands, with full power and authority to enter into this Agreement and to consummate the transactions contemplated herein, and has full power and authority required to carry on its business as it is currently being conducted and/or as described in the business plans, and to own, lease and operate its properties.

                           (b) The execution and delivery by the Borrower of
this Agreement and the consummation by it of the transactions contemplated herein will not violate its constituent documents, any law or any contract to which the Borrower is a party, and no approval, authorization, consent, or order or filing with, any third party, court, administrative agency or other governmental authority is required for the execution and delivery by the Borrower of this Agreement.

                           (c) This Agreement is the legal, valid and binding
obligation of the Borrower enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization and similar laws of general application affecting the rights and remedies of creditors.

                           (d) There is no litigation pending or threatened in
writing (or any basis therefor) against the Borrower that (i) might adversely affect the operations, business or business prospects of the Borrower, (ii) might impede, delay or adversely affect the transactions contemplated by this Agreement, or (iii) has not been disclosed to Apollo. There are no valid, effective and enforceable orders, injunctions or decrees of any court or arbitral body with respect to the Borrower that might adversely affect the operations, business or business prospects of the Borrower.

                           (e) All the representations made by New Valley under
Section 9.3 of the Joint Venture Agreement are hereby incorporated herein by reference, as if the Borrower has made such representations in its own name in full herein.


                  6.2 Lender. The Lender represents and warrants as follows:

                           (a) The Lender is a limited liability company duly
organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or establishment, as the case may be, with full power and authority to enter into this Agreement and to consummate the transactions contemplated herein.

                           (b) The execution and delivery by the Lender of this
Agreement and the consummation by it of the transactions contemplated herein have been authorized by the board of managers of the Lender or other management authority of the Lender and will not violate its constituent documents, any law or any contract to which the Lender is a party, and no approval, authorization, consent or order of, or filing with, any third party, court, administrative agency, or governmental authority is required for the execution and delivery by the Lender of this Agreement or the consummation by it of the transactions contemplated herein.

                           (c) This Agreement is the legal, valid and binding
obligation of the Lender enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization and similar laws of general application affecting the rights and remedies of creditors.

                           (d) The individual signing this Agreement on behalf
of the Lender is a duly authorized officer or representative of the Lender and is empowered to execute this Agreement on behalf of the Lender.

                           (e) No agent, broker, investment banker, person or
firm acting on behalf of the Lender or under the authority of the Lender is or will be entitled to any broker?s or finder?s fee or any other commission or similar fee from any of the parties hereto in connection with the transactions contemplated hereby.

         7. Notices. All notices required to be given hereunder shall be in writing and shall be deemed to have been properly given if sent by registered or certified mail, postage prepaid, or by telecopy, addressed as follows:

                           (a) If to the Borrower:

                               BrookeMil Ltd.
                               P.O. Box 219
                               Fifth Floor
                               Butterfield House
                               George Town, Grand Cayman, B.W.I.

                               Attention: Bennett S. LeBow, Chairman
                               Telecopy: (345) 949-4590

                               Copy to:

                               Coudert Brothers
                               1114 Avenue of the Americas
                               New York, New York, 10036

                               Attention:  Clyde E. Rankin, III
                               Telephone: (212) 626-4740
                               Telecopy: (212) 626-4120

                           (b) If to the Lender:

                               Western Realty Repin LLC
                               103 Springer Building, 3411 Silverside Road,
                               Wilmington, Delaware 19103

                               Attention: Richard J. Lampen
                               Telephone: 305-579-8000
                               Telecopy: 305-579-8009

                               Copy to:

                               Apollo Real Estate
                               Investment Fund III, L.P.
                               1301 Avenue of the Americas
                               New York, NY 10019

                               Attention: John J. Hannan
                               Telephone: 212-261-4000
                               Telecopy: 212-261-3301

                                    Copy to:

                                    Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                                    590 Madison Avenue, 20th Floor
                                    New York, New York, 10022

                                    Attention:  Robert G. Koen
                                    Telephone: 212-872-1000
                                    Telecopy: 212-872-1002




                                    Copy to:

                                    Coudert Brothers
                                    1114 Avenue of the Americas
                                    New York, New York, 10036

                                    Attention:  Clyde E. Rankin, III
                                    Telephone: 212-626-4740
                                    Telecopy: 212-626-4120

Such notices shall be deemed to have been received five days after deposit in the mail or within 24 hours after transmission by telecopy. Any party may change the address to which notices shall be sent by notice in writing to the other parties as provided herein.

         8. Miscellaneous

                  8.1 Further Assurances. The parties will, in a timely manner and as required from time to time, take all such actions as may be necessary or appropriate to cause their Affiliates, the Borrower and the Affiliated Entities to implement the transactions contemplated by this Agreement and to ensure that such entities take all such actions as may be necessary to give full effect to the provisions of this Agreement and to refrain from taking any actions which would contravene the intent or the provisions of this Agreement.

                  8.2 Term of Agreement. This Agreement will continue in full force and effect until the earlier of (a) termination by mutual consent of the parties hereto or (b) the dissolution of the Borrower.

                  8.3 No Acceleration. The Lender expressly acknowledges that no breach of this Agreement by any party hereto or any other cause or event shall cause the Loan or any part thereof to become due and payable or shall give the Lender a right to declare the Loan or any part thereof due and payable.

                  8.4 Assignment. This Agreement shall not be assigned by any party hereto without the prior written consent of the other parties hereto. This Agreement shall inure to the benefit of the parties hereto and shall be binding upon the successors and assigns of the parties hereto.

                  8.5 Amendment, Modification and Waiver. This Agreement may be modified, amended and supplemented only upon the unanimous mutual written agreement of the parties hereto. Each party may waive any term, provision or condition intended for its benefit, provided that such waiver be in writing and be signed by the party so waiving.

                  8.6 Severability. If any one or more of the provisions of this Agreement shall be held invalid, illegal or unenforceable under applicable law, the validity, legality and enforceability of the remaining provisions shall not be affected or impaired thereby.

                  8.7 Entire Agreement; Headings. This Agreement, including the schedules hereto, constitutes the entire agreement of the parties with respect to the subject matter hereof and may not be changed, terminated or discharged orally. The headings appearing in this Agreement have been inserted solely for the convenience of the parties and shall be of no force or effect in the construction of the provisions of this Agreement.

                  8.8 Indemnification. Each party to this Agreement agrees to indemnify, defend and hold the other party free and harmless from and against, and to reimburse the other party on a current basis for, all claims, damages, expenses and liabilities of such other party arising from any breach of such indemnifying party of the terms of this Agreement, including, without limitation, reasonable legal expenses and attorneys' fees paid or incurred by the indemnified party in defense of any proceedings brought against such indemnified party individually or against such indemnified party and such indemnifying party (jointly or severally) arising out of any of the foregoing. The provisions of this Section 8.8 shall survive the termination of this Agreement and the representations and warranties given by the parties shall survive for the applicable statute of limitations.

                  8.9 Governing Law. This Agreement shall be governed by New York law, without regard to its conflict of laws principles.

                  8.10 Arbitration. Any dispute, controversy or claim arising out of or relating to this Agreement or to the business and affairs of the Borrower or the rights and obligations of any of the parties hereto shall be finally settled by binding arbitration to be conducted in New York, New York in accordance with the rules then in force of the American Arbitration Association, including the rules governing the appointment of arbitrators. Any final decision in any such arbitration proceeding shall be final and non-appealable and shall be binding on the parties thereto and enforceable in courts of competent jurisdiction without a further review on the merits.

                  8.11 Confidentiality. By executing this Agreement, each party hereto expressly agrees, at all times during the term of this Agreement, to maintain the confidentiality of, and not to disclose to any person not a party hereto, any information relating to the business, financial structure, financial position or financial results, clients or affairs of the Borrower, its Affiliates or Affiliated Entities that shall not be generally known to the public, except as otherwise required by applicable law or by any regulatory organization having jurisdiction. Except as provided by law, no press releases, announcements or other public disclosures related to this Agreement or the transactions contemplated herein will be issued or made, without the joint approval of the Lender and the Borrower.

                  8.12 Counterparts. This Agreement may be executed by the parties in one or more counterparts, each of which shall be deemed an original but all of which taken together shall constitute one and the same instrument.

                  8.13 Rights of Apollo. Any rights Apollo may have hereunder are conditioned upon Apollo being a member of the Lender and shall terminate upon Apollo ceasing to be a member of the Lender.

                  8.14 Liability of New Valley and Borrower. Nothing in this Agreement shall be interpreted to imply that New Valley is liable for the repayment of the Loan as an obligor, guarantor or otherwise. Liability of the Borrower under this Loan shall be limited to the assets of its Kremlin Division.

                  8.15 Fees and Expenses. All fees and expenses incurred in the negotiation, preparation and execution of this Agreement, including all exhibits hereto and all related documents shall be for the account of and payable by the party incurring them.



            [The remainder of this page is intentionally left blank.]

                  IN WITNESS WHEREOF, the parties hereto have duly executed or caused their duly authorized officers to execute this Agreement as of the date and year first above written.


                                          WESTERN REALTY REPIN LLC



                                          By: /s/ Richard J. Lampen
                                              ---------------------------------
                                              Name:  Richard J. Lampen
                                              Title:  Vice President


                                          BROOKEMIL LTD.



                                          By: /s/ Richard J. Lampen
                                              ---------------------------------
                                              Name:  Richard J. Lampen
                                              Title: Executive Vice President

                                   Schedule A

                         to Participating Loan Agreement


The following terms shall have the following definitions:

         "Affiliate" shall mean, with respect to any person, a person or entity which directly or indirectly controls, is controlled by, or is under common control with, such person.

         "Affiliated Entity" shall mean VNIIkholodmash-Holding and Joint Venture Kamennyi Most and any other direct or indirect wholly-owned subsidiary of the Borrower and any other entity (whether or not incorporated) in which any of the foregoing entities or the Borrower has or hereafter acquires a controlling interest, to the extent such subsidiary or other entity is involved in the Kremlin Operations.

         "Apollo" shall have the meaning ascribed thereto in the first "WHEREAS" clause hereof.

         "Borrower" shall have the meaning ascribed thereto in the introductory paragraph hereof.

         "Budget" shall have the meaning ascribed thereto in Section 5.1(i) hereof.

         "Business Day" shall mean any day except a Saturday, Sunday or other day on which commercial banks are authorized by law to close in New York City or Moscow.

         "First Advance" shall have the meaning ascribed thereto in Section 2.3 hereof.

         "Initial Closing" shall have the meaning ascribed thereto in Section
4.1 hereof.

         "Initial Closing Date" shall have the meaning ascribed thereto in
Section 4.1 hereof.

         "Joint Venture Agreement" shall have the meaning ascribed thereto in the first "WHEREAS" clause hereof.

         "Kremlin Division" shall mean the division of the Borrower that conducts the Kremlin Operations.

         "Kremlin Entity-I" shall have the meaning ascribed thereto in the second "WHEREAS" clause hereof.

         "Kremlin Entity-II" shall have the meaning ascribed thereto in the second "WHEREAS" clause hereof. "Kremlin Entities" shall have the meaning ascribed thereto in the second "WHEREAS" clause hereof.

         "Kremlin Operations" shall mean the interest in, and the development or other investments or activities directly related to, the Kremlin Entities or the Kremlin Sites.

         "Kremlin Site-I" shall have the meaning ascribed thereto in the second "WHEREAS" clause hereof.

         "Kremlin Site-II" shall have the meaning ascribed thereto in the second "WHEREAS" clause hereof.

         "Kremlin Sites" shall have the meaning ascribed thereto in the second "WHEREAS" clause hereof.

         "Lender" shall have the meaning ascribed thereto in the introductory paragraph hereof.

         "Loan" shall have the meaning ascribed thereto in Section 2.1 hereof.

         "Maturity Date" shall have the meaning ascribed thereto in Section 2.1 hereof.

         "New Valley" shall have the meaning ascribed thereto in the first "WHEREAS" clause hereof.

         "Pledge Agreement" shall have the meaning ascribed thereto in Section 3 hereof.

         "Subsequent Advance" shall have the meaning ascribed thereto in Section
2.4 hereof.